EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Recovery Energy, Inc.:

We have audited the accompanying statements of revenues and direct operating expenses of the Wilke Field Acquisition Properties for the years ended December 31, 2008 and 2009. These statements of revenues and direct operating expenses are the responsibility of the Company’s management. Our responsibility is to express an opinion on the statements of revenues and direct operating expenses based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Recovery Energy, Inc.’s Form 8-K) and are not intended to be a complete financial presentation of the properties revenues and expenses.

In our opinion, the statements of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Wilke Field Acquisition Properties, for the years ended December 31, 2008 and 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP
Denver, Colorado
August 12, 2010

WILKE FIELD ACQUISITION PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2009

	Year Ended December 31, 2008	Year Ended December 31, 2009

Revenues	$4,748,737	$4,671,274

Direct Operating Expenses:
Lease operating expense	197,969	453,176
Production taxes	272,554	267,818
Total direct operating expenses	470,523	720,994

Revenue in excess of direct operating expenses	$4,278,214	$3,950,280

See accompanying auditor's report and notes to the Statements of Revenues and Direct Operating Expenses

1.         The Properties:

In January, 2010, Recovery Energy, Inc. (the “Company”) acquired the Wilke Field oil and gas properties from Edward Mike Davis, L.L.C. (the “Seller”) for approximately $4,500,000. The properties are referred to herein as the “Wilke Field Acquisition Properties.”

2.         Basis Of Presentation:

The accompanying statements of revenues and direct operating expenses were derived from the historical accounting records of the Seller and reflect the acquired interest in the revenues and direct operating expenses of the properties acquired. Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, income taxes or interest expense as these costs may not be comparable to the expenses expected to be incurred by the Company on a prospective basis.

The Company used the sales method to record revenue, where revenue is recognized based on the amount sold to purchasers. Direct operating expenses include payroll, leases and well repairs, production taxes, maintenance, utilities and other direct operating expenses.

The process of preparing financial statements in conformity with generally accepted principles requires the use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

During the periods presented, the properties acquired were not accounted for or operated as a separate division by the Seller. Certain costs, such as depreciation, depletion and amortization, interest, accretion, and general and administrative expenses were not allocated to the individual properties. Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is not readily available on an individual property basis and not meaningful to the oil and gas properties acquired. Accordingly, the historical statements of revenue and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

3.         Commitments and Contingencies:

Pursuant to the terms of the Purchase and Sale Agreement between the Seller and the Company, there are no claims, litigation or disputes pending as of the effective date of the Purchase and Sale Agreement, or any matters arising in connection with indemnification, and the Seller is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenues and direct operating expenses.

 4.         Supplemental Disclosures of Oil and Gas Producing Activities (unaudited):

Reserve Quantities – The following table summarizes the estimated quantities of proved oil and gas reserves of the Wilke Field Acquisition Properties. These amounts were derived from reserve estimates prepared by management.  Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The oil and gas reserves stated below are attributable solely to properties within the United States.

Oil
(Bbl)

Balance – January 1, 2008	—

Production	(73,576)
Extensions and discoveries	212,607
Revisions to previous quantity estimate	—

Balance – December 31, 2008	139,031

Production	(101,087)
Extensions and discoveries	4,809
Revisions to previous quantity estimate	639

Balance – December 31, 2009	43,392

Proved developed reserves:
December 31, 2008	139,031
December 31, 2009	43,392

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves were prepared in accordance with the provisions of ASC 932. Future cash inflows were computed by applying prices at year end with respect to December 31, 2008, and a twelve month average of the first day of the month prices with respect to December 31, 2009, to estimated future production, less estimated future expenditures (based on year end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expense. Future income tax expenses are calculated by applying appropriate year-end tax rates to future pretax net cash flows, less the tax basis of properties involved. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation procedure does not necessarily result in an estimate of the fair market value or the present value of the Wilke Field Acquisition Properties.

	2008	2009

Future cash flows	$5,138,587	$2,318,963
Future production costs	(893,681)	(539,323)
Future development costs	—	—
Future income tax expense	—	—

Future net cash flows	4,244,906	1,779,640
10% annual discount for estimated timing of cash flows	(846,019)	(483,734)

Standardized measure of discounted future net cash flows	$3,398,887	$1,295,906

The changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves are as follows:

	2008	2009

Beginning of year	$—	$3,398,887

Sale of oil and gas produced, net of production costs	(4,278,214)	(3,950,280)
Net changes in prices and production costs	—	1,167,209
Extensions, discoveries and improved recoveries	7,677,101	168,831
Development costs – net	—	—
Purchases of mineral in place	—	—
Revisions of previous quantity estimates	—	20,992
Net change in income taxes	—	—
Accretion of discount	—	439,889
Changes in production rates and other	—	50,378

End of year	$3,398,887	$1,295,906

Average wellhead prices in effect at December 31, 2008 and the twelve month average of the first day of the month prices for the year ended December 31, 2009, inclusive of adjustments for quality and location used in determining future net revenues, related to the standardized measure calculation are as follows:

	2008	2009

Oil (per Bbl)	$36.96	$53.44